FORM 8-K -- CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2001

RECEPTAGEN LTD.
---------------
(Exact name of registrant as specified in its charter)

CANADA                           0-25124                     n/a
------                           -------                     ---
(State or other                 (Commission                  (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)


390 Bay Street, Suite 1600, Toronto, Ontario                M5H 2Y2
--------------------------------------------------------------------------------
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (416) 368-2500
                                                    --------------

N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report.)

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1  CHANGES IN CONTROL OF REGISTRANT.

THE DATE AND A DESCRIPTION OF THE TRANSACTION(S) WHICH RESULTED IN THE CHANGE IN CONTROL

On October 23, 2001 the Corporation completed a reverse take-over transaction (the "Transaction") with Spantel Communications Inc. ("SCI"). The Corporation consolidated its issued and outstanding common shares on the basis of one (1) new common share for every ten (10) old common shares, and then issued 16,500,000 post-consolidation common shares to the sole shareholder of SCI.

NAME OF PERSON ACQUIRING CONTROL

Mohamed Khashoggi

Calle Ramon Areces S/N, Apto. 5-F
Marina Banus Blg. 3, Puerto Banus
29660, Malaga, Spain

AMOUNT AND THE SOURCE OF THE CONSIDERATION USED BY SUCH PERSON

Mr. Khashoggi acquired the 16,500,000 post-consolidation common shares of the Corporation in exchange for all of the issued and outstanding common shares of SCI.

BASIS OF THE CONTROL

Registered ownership of approximately 94.2% of the issued and outstanding common shares of the Corporation.

THE PERCENTAGE OF VOTING SECURITIES OF THE REGISTRANT NOW BENEFICIALLY OWNED DIRECTLY OR INDIRECTLY BY THE PERSON(S) WHO ACQUIRED CONTROL

As a result of the Transaction, Mr. Khashoggi is the registered owner of approximately 94.2% of the Corporation's issued and outstanding post-consolidation common shares.

IDENTITY OF THE PERSON(S) FROM WHOM CONTROL WAS ASSUMED

Control was assumed by the acquisition of common shares from treasury rather than from existing shareholders. Prior to the Transaction, no one person or group of persons acting in concert exercised control over the Corporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets out all persons who are currently the beneficial owners of more than five percent of any class of the Corporation's voting securities. The Corporation has only one class of voting securities, namely its common shares.

                   NAME AND ADDRESS OF         AMOUNT AND NATURE OF       PERCENTAGE
TITLE OF CLASS      BENEFICIAL OWNER           BENEFICIAL OWNERSHIP        OF CLASS
--------------     -------------------         --------------------       ----------
Common Shares      Mohamed Khashoggi           16,500,000 common          94.2%
                   Calle Ramon Areces S/N,     shares directly owned
                   Apto. 5-F, Marina Banus     and registered in Mr.
                     Blg. 3,                   Khashoggi's name
                   Puerto Banus, 29660
                   Malaga, Spain

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets out the beneficial shareholdings of the Corporation's directors and executive officers. As a group, the directors and executive officers of the Corporation hold 16,500,000 common shares, being 94.2% of the Corporation's issued and outstanding voting shares. Except for Mr. Khashoggi, who is the President of the Corporation, none of the other directors and executive officers of the Corporation beneficially own any shares of the Corporation.

                             NAME AND ADDRESS OF         AMOUNT AND NATURE OF        PERCENTAGE
TITLE OF CLASS                 BENEFICIAL OWNER          BENEFICIAL OWNERSHIP         OF CLASS
--------------               -------------------         --------------------        ----------
Common Shares              Mohamed Khashoggi             16,500,000 common              94.2%
                           President                     shares directly owned
                           Calle Ramon Areces S/N,       and registered in
                           Apto. 5-F, Marina Banus       Mr. Khashoggi's name
                           Blg. 3, Puerto Banus,
                           29660
                           Malaga, Spain


CHANGE OF CONTROL ARRANGEMENTS

There are no arrangements which may result in a change of control of the Corporation.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

REVERSE TAKE-OVER OF SPANTEL COMMUNICATIONS INC.

On October 23, 2001 the Corporation acquired all (100%) of the issued and outstanding common shares of Spantel Communications Inc. ("SCI") (the "Transaction"). SCI is a British Virgin Islands company which is the parent company of Spantel 2000 S.A., a Spanish company engaged in the business of providing long-distance telephone service in Spain. Pursuant to the Transaction, the Corporation:

(a) issued 528,399 of the Corporation's post-consolidation common shares to creditors of the Corporation (the "Creditors") at $1.00 per share in full settlement of the debts owed to them (the "Debt Settlement"),

(b) consolidated the Corporation's issued and outstanding common shares on the basis of one (1) new common share for every ten (10) old common shares, and

(c) issue 16,500,000 post-consolidation common shares to the sole shareholder of SCI in exchange for 100% of the SCI common shares.

On July 12, 2001, the Corporation's shareholders approved the Transaction at a shareholders' meeting (the "Meeting") duly held in accordance with applicable law. Prior to the Meeting, all of the Corporation's shareholders received a Management Information Circular which provided sufficient information for such shareholders to make adequately informed decisions concerning the Transaction.

As a result of the Debt Settlement, the Corporation has eliminated $528,399 of its outstanding debt.

THE PRINCIPLE FOLLOWED IN DETERMINING THE AMOUNT OF CONSIDERATION

The amount of the consideration for the acquisition of all of the issued and outstanding shares of SCI was determined by arm's length negotiations between the management of the Corporation and the shareholder of SCI.

THE IDENTITY OF THE PERSON(S) FROM WHOM THE ASSETS WERE ACQUIRED OR TO WHOM THEY WERE SOLD

The common shares of SCI were acquired from Mr. Mohamed Khashoggi (see Item 1 above).

MATERIAL RELATIONSHIP BETWEEN THE VENDOR AND THE CORPORATION OR ANY OF ITS AFFILIATES, DIRECTORS OR OFFICERS OF THE REGISTRANT, OR ANY ASSOCIATES OF THE SAME

None.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

N/A

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 11, 2001, BDO Dunwoody LLP resigned as the auditors of the Corporation and were replaced by Salberg & Company P.A.. The change of auditors occurred as part of the Transaction, and was approved by the shareholders of the Corporation at their annual meeting held on July 12, 2001.

BDO Dunwoody LLP did not audit or report on the Corporation's financial statements for the last three fiscal years (the years ended December 31, 1998, 1999 and 2000). These financial statements were audited by Salberg & Company, P.A., which was retained for this purpose.

The report of BDO Dunwoody LLP for the financial statements for the years ended December 31, 1997, 1996 and 1995 (being the last financial statements audited by BDO Dunwoody LLP) did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope or accounting principles.

There were no disagreements between the Corporation and BDO Dunwoody LLP.

Salberg & Company, P.A. was not consulted regarding the application of accounting principles to the Transaction, nor was it consulted regarding any disagreement between the Corporation and BDO Dunwoody LLP. Salberg & Company, P.A. was selected because:

(a) the Corporation saw an opportunity to reactivate itself through the Transaction;

(b) to complete the Transaction, the Corporation had to have its financial statements for the

     1998, 1999 and 2000 fiscal years audited; and

(c) the Corporation determined that Salberg & Company, P.A. could provide the required auditing and accounting services for a lower price.

The decision to change auditors was made by the audit committee of the board of directors of the Corporation and was approved by the full board of directors.

The Corporation provided to BDO Dunwoody LLP a notice of change of auditor containing the disclosures made in this Item 4, and received from BDO Dunwoody LLP a letter stating that BDO Dunwoody LLP was in agreement with the statements made in that notice. A copy of the notice of change of auditor and of the response from BDO Dunwoody LLP is attached to this Form 8-K as Exhibit "A".

ITEM 5. OTHER EVENTS.

SHARE CONSOLIDATIONS (REVERSE STOCK SPLITS)

On June 30, 1998, the shareholders of the Corporation approved the consolidation (reverse stock split) of the Corporation's issued and outstanding shares on a 20:1 basis (i.e. one (1) new share for every twenty (20) old shares). This consolidation was not put into effect until August 16, 2001. The consolidation was put into effect at that time in anticipation of the proposed reverse takeover transaction with SCI. As a result of the completion of the 20:1 share consolidation, there were 6,652,365 common shares of Receptagen issued and outstanding.

A further 10:1 share consolidation took place on October 16, 2001, after the completion of the Debt Settlement and prior to the acquisition of SCI, as approved at the shareholders' meeting held on July 12, 2001. As a result of the Debt Settlement and the 10:1 share consolidation, the Corporation had 1,193,636 common shares issued and outstanding immediately prior to the issuance of a further 16,500,000 common shares for the acquisition of SCI.

DOMESTICATION IN THE STATE OF FLORIDA

On October 18, 2001, the Corporation completed its domestication and incorporation in the State of Florida, transferring the Corporation's charter from Canadian federal jurisdiction.

NAME CHANGE

On October 30, 2001, the Corporation filed documents with the State of Florida changing the Corporation's name from Receptagen Ltd. to "Spantel Communications Inc.".

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

No director of the Corporation has resigned or declined to stand for re-election because of a disagreement with the Corporation or any matter relating to the registrant's operations, policies or practices.

The following persons were elected directors of the Corporation at its last meeting of shareholders, held on July 12, 2001:

NAME AND MUNICIPALITY OF              POSITION WITH THE          DATE FIRST ELECTED/
      RESIDENCE                          CORPORATION                  APPOINTED              PRINCIPAL OCCUPATION
------------------------              -----------------          -------------------         --------------------
Warren Wheeler                        Director                       1993                    President and CEO of Receptagen Ltd.
Madeira Beach, Florida, U.S.A.

Peter Prendergast                     Director                       July 12, 2001           Independent Business Executive
Toronto, Ontario, Canada

Linda Kent                            Director                       July 12, 2001           Investment Advisor
Aurora, Ontario, Canada                                                                      Credifinance Securities Limited

Georges Benarroch                     Director                       July 12, 2001           Chairman of Credifinance Capital
Paris, France                                                                                Corp. and President of InterUnion
                                                                                             Financial Corp. and InterUnion
                                                                                             Asset Management

Mohamed Khashoggi                     President and Director         July 12, 2001           President, Spantel
Malaga, Spain                                                                                Communications Inc. and Spantel
                                                                                             2000, S.A.

Upon the completion of the reverse take-over with SCI, Warren Wheeler, Peter Prendergast, Linda Kent and Georges Bennaroch resigned and were replaced by nominees of SCI, such that the directors and officers of the Corporation are now as follows:

NAME AND MUNICIPALITY OF                POSITION WITH THE CORPORATION
       RESIDENCE                          FOLLOWING THE ACQUISITION                  PRINCIPAL OCCUPATION
------------------------                -----------------------------                --------------------
Juan Bautista Perez Aprico              Director                                     President, Group Radiotronica, S.A.
Madrid, Spain

Jose Ramon Basterra                     Director and Chief Executive Officer         C.E.O., Spantel Communications Inc. and
Malaga, Spain                                                                        Spantel 2000 S.A.

Mohamed A. Khashoggi                    President and Director                       President, Spantel Communication Inc.
Malaga, Spain                                                                        and Spantel 2000, S.A.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

The following is a list of the financial statements, pro forma financial information and exhibits, if any, filed as a part of this report.

(A)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Audited financial statements of Spantel 2000, S.A. for the period from incorporation up to March 31, 2001.

(B)  PRO FORMA FINANCIAL INFORMATION.

Pro forma unaudited consolidated balance sheet for the Corporation after the completion of the acquisition of SCI and Spantel 2000, S.A.

                               SPANTEL 2000, S.A.

                                     *****

                              Financial Statements
                          for the three months period
                              ended March 31, 2001








                                                            [ERNST & YOUNG LOGO]

[ERNST & YOUNG -- LOGO]               Edificio Veleria        Tel.: 95 222 85 06
                                      Paseo de la Farola, 5   Fax:  95 222 66 16
                                      29016 Malaga




To the Shareholders of SPANTEL 2000, S.A.


We have compiled the accompanying balance sheet of Spantel 2000, S.A. as of March 31, 2001, and the related statement of income, retained earnings, and cash flows for the period then ended, and the accompanying notes to these financial statements.

This compilation is limited to presenting in the form of financial statements in accordance with US GAAP, information that is the representation of the owners. We have not audited or reviewed the accompanying financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

This compilation was based on the audited Spanish financial statements as of March 31, 2001, on which we issued a qualified opinion of which a translation is attached. The reconciliation of statutory equity to US GAAP equity can be found in Note 4 of the accompanying financial statements.

This report is intended solely for the information and use of the shareholders of the Company.

                                             ERNST & YOUNG


                                             /s/ Rafael Paez Martinez
                                             -----------------------------------
                                             Rafael Paez Martinez

April 24, 2001

[ERNST & YOUNG -- LOGO]               Edificio Veleria        Tel.: 95 222 85 06
                                      Paseo de la Farola, 5   Fax:  95 222 66 16
                                      29016 Malaga


                      AUDIT REPORT ON THE ANNUAL ACCOUNTS
                   (TRANSLATED FROM THE ORIGINAL IN SPANISH)


To the Shareholders
of Spantel 2000, S.A.

1. We have audited the accompanying financial statements of Spantel 2000, S.A., which comprise the balance sheet as at March 31, 2001, the profit and loss account and the explanatory notes for the three months period then ended, the preparation of which is the responsibility of the Company's Board of Directors. Our responsibility is to express an opinion on the financial statements taken as a whole based on our work carried out in accordance with auditing standards generally accepted in Spain, which require the examination, through the performance of selective tests, of the evidence supporting the annual accounts and the evaluation of their presentation, the accounting principles applied and of the estimates made.

2. In accordance with Spanish Mercantile Law, the Directors include, for comparative purposes, for each of the captions presented in the balance sheet, the profit and loss account and the statement of source and application of funds, in addition to that figures of March 2001, those of December 2000. Our opinion refers exclusively to the financial statements for the three months period ended March 31, 2001. On March 5, 2001 we issued our audit opinion on the year 2000 annual accounts on which we expressed a qualified opinion.

3. As indicated in Note 2.b) of the accompanying explanatory notes, the Company has incurred in losses during the year, as a result of which at March 31, 2001 it is in a situation considered cause for dissolution under article
260.1.4. of Spanish Corporate Law. In order to mitigate this issue, the Company has started a reorganisation process of its activities in order to modify the trend in negative results as well as approving a share capital increase of 2,000 million pesetas (12,020,000 euros). Given these circumstances, the Company's ability to continue its operations so as realise its assets and settle its liabilities at the amounts and in accordance with the classifications which are reflected in the accompanying annual accounts will depend on the successful outcome of the reorganisation activities undertaken and the completion of the share capital increase.

[ERNST & YOUNG -- LOGO]



4. In our opinion, except for the effects of any adjustment that might have been considered necessary if the final outcome of the uncertainty described in the qualification contained in paragraph 3 were known, the accompanying financial statements give a true and fair view, in all material respects, of the net deficit and financial position of Spantel 2000, S.A. at March 31, 2001 and of the results of its operations for the three months period then ended, and contain the information necessary and sufficient for their adequate interpretation and understanding, in conformity with generally accepted accounting principles and criteria in Spain applied on a basis consistent with those of the preceding year.

                                             ERNST & YOUNG

                                             ORIGINAL SIGNATURE IN SPANISH



                                             ----------------------------------
                                             Rafael Paez Martinez

April 24, 2001

BALANCE SHEETS                                       THREE MONTHS               YEAR ENDED
                                                     PERIOD ENDED              DECEMBER 31,
                                                    MARCH 31, 2001                 2000
                                                    --------------            -------------
Spantel 2000, S.A.
(Euros)

ASSETS

Current assets

Cash and cash equivalents                              355,873.94                727,373.71

Related parties receivable, net of allowances
  of 2,772,296.97 (March 31, 2001);
  1,788,360.16 (December 31, 2000)                     939,001.86                596,762.59
Accounts receivable, net of allowances
  of 524,162.18 (March 31, 2001);
  430,199.52 (December 31, 2000)                     1,540,711.08                686,001.21
Other receivables, net of allowances
  of 1,847,306.56 (March 31, 2001);
  1,345,873.83 (December 31, 2000)                     124,446.88                165,996.27
Inventories                                              5,734.41                  3,484.37
Public entities                                        740,248.49                485,802.63
                                                    -------------             -------------
Total current assets                                 3,706,016.66              2,665,420.78

Other Assets

Investments, net of allowances of
  336,566.78 (December 31, 2000)                        91,437.98               (243,205.56)

Property and Equipment                                 635,882.02                580,440.64
                                                    -------------             -------------
                                                     4,433,336.66              3,002,655.86
                                                    =============             =============

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
Amounts due to related parties                       9,926,868.06              7,167,628.35
Accounts payable                                     1,588,760.11              1,090,857.81
Public entities                                         55,579.80                 18,344.18
                                                    -------------             -------------
Total current liabilities                           11,571,207.97              8,276,830.34

Shareholders' Deficit
Common Stock
  Issued shares: 20,000 (2000) and
     500 (1999)
  Par value: 6.01                                      123,207.48                123,207.48
Prior year losses                                   (5,397,381.96)               (79,158.66)
Loss for the year                                   (1,863,696.83)            (5,318,223.30)
                                                    -------------             -------------
                                                    (7,137,871.31)            (5,274,174.48)
                                                    -------------             -------------
                                                    (4,433,336.66)             3,002,655.86
                                                    =============             =============

STATEMENT OF INCOME                                THREE MONTHS      YEAR ENDED
Spantel 2000, S.A.                                 PERIOD ENDED     DECEMBER 31,
(Euros)                                           MARCH 31, 2001        2000
                                                  --------------    ------------
Net sales                                          1,545,135.89     2,178,663.66

Cost of sales                                      1,223,424.22     1,923,437.07
Marketing and selling                              1,987,229.61     4,701,563.12
General and administrative                            43,723.79       128,788.64
Depreciation and amortization                         29,856.31        69,806.59
(Gains)/Losses on investments                       (330,556.67)      336,566.78
Other income-net                                     455,155.47       336,724.76
                                                   ------------     ------------
Losses from continuing operations before
   income taxes and extraordinary item             1,863,696.83     5,318,223.30

INCOME TAXES                                                 --               --
                                                   ------------     ------------
Losses from continuing operations before
   extraordinary item                              1,863,696.83     5,318,223.30

Extraordinary item, net of tax                               --               --
                                                   ------------     ------------
Net losses                                         1,863,696.83     5,318,223.30
                                                   ============     ============

STATEMENTS OF CASH FLOWS

                                                 THREE MONTHS     YEAR ENDED
                                                 PERIOD ENDED     DECEMBER 31,
                                                MARCH 31, 2001       2000
                                                --------------    ------------
Spantel 2000, S.A.
(Euros)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)                               (1,863,696.83)    (5,318,223.30)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSS)
  TO CASH FLOWS FROM OPERATING ACTIVITIES

Depreciation and amortization                       29,856.31         66,323.58
(Gain)/Loss on Spansurf Investment                (333,561.73)       336,566.78
                                                -------------     -------------
                                                (2,167,402.25)    (4,915,332.94)
Changes in operating assets and liabilities:
Receivables -- (increase)                       (1,409,845.62)    (1,918,146.24)
Accounts payable & other liabilities --
  (increase)                                       556,173.36        955,523.57
Inventories -- (increase) decrease                  (2,250.04)        28,166.56
                                                -------------     -------------
                                                  (855,922.30)      (934,456.11)
                                                -------------     -------------
NET CASH USED FOR OPERATING ACTIVITIES          (3,023,324.55)    (5,849,789.05)

CASH FLOWS FROM INVESTING ACTIVITIES

Share capital increase                                 --            120,202.42
Additions to property and equipment                (85,297.69)      (645,236.52)
Additions to investments                            (1,081.82)       (90,957.17)
                                                -------------     -------------
NET CASH USED FOR INVESTING ACTIVITIES             (86,379.51)      (615,991.27)

CASH FLOWS FROM FINANCING ACTIVITIES

Funds obtained from related parties              2,738,204.28      7,188,663.78
                                                -------------     -------------
NET CASH FROM FINANCING ACTIVITIES               2,738,204.28      7,188,663.78

Net increase (decrease) in cash and
  cash equivalents                                (371,499.77)       722,883.46
Cash and cash equivalents at
  beginning of year                                727,373.71          4,490.25
                                                -------------     -------------
CASH AND CASH EQUIVALENTS AT END OF YEAR           335,873.94        727,373.71
                                                =============     =============

SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
--------------------------------------------------------------------------------
SPANTEL 2000, S.A.

Notes to the Financial Statements

March 31, 2001


1.   BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Spantel 2000, S.A. was formed on April 28, 1999. Its current registered address is Avda. Jose Banus S/N. Urb. Jardines del Puerto, local 21 Puerto Banus, Marbella, Spain.

The corporate purpose involves marketing, network development and service delivery in the telecommunications industry.

To perform this purpose, all telephone services are purchased from Lince Telecomunicaciones, S.A. and RSL Communications Spain, S.A. based on the corresponding supply contracts signed by the parties. These contracts are renewed annually.

The Company's Directors consider that the contracts subscribed with these telephone operators will be tacitly renewed on related expiration dates given that all terms of the contracts have been met and that, if they were not to renew their contracts, the Company would be able to continue rendering its services to its customers via alternative operators in the communications industry.

GOING CONCERN

The Company's financial statements prepared for the three months period ended March 31, 2001 reflect a Shareholders' deficit amounting to approximately 7.14 million euros, as well as negative working capital amounting to approximately
7.87 million euros, due to which the Company is in a position which requires dissolution under Spanish Corporation Law unless remedial action is taken.

To mitigate this situation, the Company agreed in a General Shareholders' Meeting in December 2000, to carry out a capital increase amounting to approximately 12.02 million euros. Part of this capital increase is to be carried out by compensating a loan amounting to approximately 7.16 million euros, which the Company has with its major shareholder.

The Directors also have a business plan to help the Company turn around losses in the near future.



                                       4
--------------------------------------------------------------------------------
Inscrita en el Registro Mercantil de Madrid, folio 160, Tomo 14.252, Libro 0, Hoja M-234.850

SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
-------------------------------------------------------------------------------

Given the above, the Directors have formulated these financial statements under the going concern concept, which implies the realization of assets and the settlement of liabilities for the amounts and according to the classifications shown in the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates, and such differences may be material to the financial statements.

CASH AND CASH EQUIVALENTS

All highly liquid investments with maturities of three months or less when purchased, are classified as cash equivalents.

PROPERTY AND EQUIPMENT

Property and Equipment are valued at acquisition cost, less accumulated depreciation.

Annual depreciation rates are calculated using the straight-line method over the estimated useful life of the asset. Depreciation rates are as follows:

                              Depreciation rate
                              -----------------
Construction                         20%
Installations                        12%
Tools                                30%
Furniture                            10%
Computer equipment                   25%
Other                              10%-25%

Repairs which do not prolong the useful life of the assets, as well as expenses for maintenance are charged directly to the profit and loss account. Those costs which prolong or improve the life of the asset are capitalized.

INVESTMENTS

If the book value of equity investments in other companies is lower than acquisition cost, the corresponding provision is recorded.



                                       5
--------------------------------------------------------------------------------
Inscrita en el Registro Mercantil de Madrid, folio 160, Tomo 14.252, Libro 0, Hoja M-234.850

SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
________________________________________________________________________________




INVENTORIES

Inventories are valued at the lower of acquisition cost or net realisable value.

TRADE DEBTORS AND CREDITORS

Short- and long-term trade debtors and creditors, as well as other accounts receivable and payable, are recorded at the related nominal value. Interest included in the value of transactions is charged to the profit and loss account as it accrues in keeping with financial criteria.

BAD DEBT PROVISION

The Company values accounts receivable taking into account specific cases in which there is reasonable evidence to indicate bad debts or litigation in progress, and records the necessary bad debt provisions to cover related risks.

As at December 31, 2000, the Company recorded provisions to cover customer receivables balances amounting to 430,199.52 euros. During the three months period ended March 31, 2001, this provision has been increased by an additional amount of 93,962.66 euros, amounting to 524,162.18 euros.

According to the terms of prevailing contracts to date, the Company has established commercial relations -- in some case exclusive relations -- with a series of telemarketing agencies which provide the Company with marketing and customer targeting services. Between 5% and 8% commission is paid for these services based on the traffic generated by customers gained by the various marketing agencies and payments on account of commissions between 18.03 to
24.04 euros are made for each new customer.

In the year 2000, the Company recorded a provision based on commissions paid in advance amounting to approximately 2.99 million euros. This provision corresponds to customers which did not consumed services during that year for which the Company had made payments on account to telemarketing agencies.

Based on the traffic carried for the period January 1 to March 31, 2001, the Company has increased this provision by 1.10 million euros amounting to 4.09 million euros as at March 31, 2001.

_______________________________________________________________________________
Inscrita en el Registro Mercantil de Madrid, folio 160, Tomo 14.252, Libro 0,
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


SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
________________________________________________________________________________




Commissions are accrued based on customer consumption and not on the number of customers obtained by the agencies. Given this circumstance, advances paid may be recovered. However, the Directors consider that, the corresponding provision should be recorded. Related accrued commissions will be offset against future consumption corresponding to current or new customers which these telemarketing agencies obtain for the Company.

Of the agencies mentioned above, Coast Telemarketing, S.L. and ABC Telemarketing, S.L. are considered to be associated companies given the degree of control exercised by various members of the Company's Board of Directors. Approximately 0.62 million euros of the abovementioned provision correspond to Coast Telemarketing, S.L. and approximately 1.77 million euros to ABC Telemarketing, S.L.

INCOME TAXES

Corporate Income Tax is computed by calculating the differences between accounting results and tax results (taxable base), distinguishing between "permanent differences" or "temporary differences", in order to determine the corporation tax payable for the year.

REVENUE RECOGNITION

Income and expenses are recorded on accrual basis, that is, at the moment the goods or services are provided.

ADVERTISING EXPENSES

Advertising and marketing expenses are recorded in the statement of income when the goods or services are provided.

Related expenses incurred for the three months period ended March 31, 2001 amounted to approximately 0.13 million euros.

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
SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

2. PROPERTY AND EQUIPMENT

                                                                                           Euros
                                                                  ------------------------------------------------------
                                                                   Balance at                                 Balance at
                                                                  December 31,                                 March 31,
                                                                     2000                Additions               2001
                                                                  ------------           ---------            ----------

COST
Construction                                                       11,460.65                 --                11,460.65
Technical installations and machinery                              98,789.24             42,797.15            141,586.39
Other installations, tools and furniture                           50,840.78              2,418.78             53,259.56
Data processing equipment                                         344,578.80             15,584.51            360,163.31
Software                                                           60,347.60             24,437.75             84,785.35
Other assets                                                       80,820.62                 59.50             80,880.12
                                                                  ----------            ----------            ----------
                                                                  646,837.69             85,297.69            732,135.38
ACCUMULATED DEPRECIATION
Land and construction                                              (1,789.75)              (565.18)            (2,354.93)
Technical installations and machinery                              (3,345.65)            (3,640.94)            (6,986.59)
Other installations, tools and furniture                           (2,678.78)            (1,354.47)            (4,033.25)
Data processing equipment                                         (52,950.56)           (21,706.66)           (74,657.22)
Software                                                             (316.42)              (429.07)              (745.49)
Other assets                                                       (5,315.89)            (2,159.99)            (7,475.88)
                                                                  ----------            ----------            ----------
                                                                  (66,397.05)           (29,856.31)           (96,253.36)
                                                                  ----------            ----------            ----------
Net value                                                         580,440.64             55,441.38            635,882.02
                                                                  ==========            ==========            ==========


3. INVESTMENTS

The detail and movement of Investments for the three months period ended March 31, 2001 was the following:

                                                                                      Euros
                                                             -----------------------------------------------------------
                                                              Balance at                                      Balance at
                                                             December 31,                                      March 31,
                                                                2000           Additions      Disposals          2001
                                                             ------------      ---------      ---------       ----------

Investments in Group companies                                  3,005.06       3,005.06        (6,010.12)         --
Provisions for investments in Group companies                (336,566.79)         --          336,566.79          --
Long-term deposits                                             90,356.17       1,081.81            --         91,437.98
                                                             -----------       --------       ----------      ---------
                                                             (243,205.56)      4,086.88       330,556.67      91,437.98
                                                             ===========       ========       ==========      =========

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
SPANTEL 2000, S.A.
AVDA. JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
-------------------------------------------------------------------------------

Disposals of "Investments in Group companies" correspond to the sale of 500 participations of Spansurf, S.L. and an additional 500 participations of Spantel Tecnica, S.L. with a nominal value of 6.01 euros each. Both investments have been sold for a total amount of 0,006 euros each.

In year 2000, the Company recorded a provision for its investment in Spansurf, S.L. to cover its net deficit for a total amount of 336,566.79 euros. This provision has been reversed as a consequence of the sale of the Spansurf, S.L. participations mentioned above.

The detail of Long-term deposits at March 31, 2001 is the following:

                                            Euros
                                        --------------
Office security deposit                    3,485.87
Lince Telecomunicaciones, S.A.            30,050.60
RSL Communications Spain, S.A.            48,080.97
Postal and telegraph agency                7,007.80
Other                                      2,812.74
                                          ---------
                                          91,437.98
                                          =========

4.   SHAREHOLDER'S DEFICIT

The detail and movements of the various accounts included under Shareholder's Deficit during the three months period ended March 31, 2001 were the following:

                                                                                 Euros
                                        ---------------------------------------------------------------------------------------
                                           Balance at               Appropriation of             Profit            Balance at
                                        December 31, 2000             2000 results               (loss)          March 31, 2000
                                        -----------------           ---------------          --------------      --------------
Share capital                                123,207.48                   --                       --                123,207.48
Prior year losses                            (79,158.66)            (5,318,223.30)                 --             (5,397,381.96)
Loss for the year                         (5,318,223.30)             5,318,223.30            (1,863,696.83)       (1,863,696.83)
                                        ---------------             -------------            -------------        -------------
                                          (5,274,174.48)                  --                 (1,863,696.83)       (7,137,871.31)
                                        ===============             =============            =============        =============

Share capital is represented by 20,500 shares with a nominal value of 6.01 euros each, all of which have been paid in. All units bear the same rights, are cumulative and indivisible.

Spantel Communications Inc. which fully subscribed the share capital increased in December 2000, is the major shareholder of the Company owning 97.56% of the total number of shares.

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
SPANTEL 2000, S.A.
AVDA, JOSE BANUS, S/N
JARDINES DEL MAR, 21
29660 MARBELLA (MALAGA)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The Shareholders' deficit reconciliation between Spanish GAAP and US GAAP is as follows:

                                                                      Euros
                                                                  --------------
Share capital as at December 31, 2000                                123,207.48
Net loss for the year 2000 under Spanish GAAP                     (5,332,025.33)
Prior year losses                                                    (13,592.70)
Start up expenses adjustments*                                       (51,763.93)
                                                                  -------------
Shareholders' Deficit as at December 31, 2000 under US GAAP       (5,274,174.48)
Net loss for the three months ended March 31, 2001                (1,867,159.14)
Start up expenses amortization for the year*                           3,462.31
                                                                  -------------
Shareholders' deficit as at March 31, 2001 under US GAAP          (7,137,871.31)
                                                                  =============

* Start up expenses are treated as intangible asset under Spanish GAAP and are amortized within 5 years. Under US GAAP, those expenses are charged to the Profit and loss account when incurred.


5. RELATED PARTIES

The detail of related parties balances as at March 31, 2000 is the following:



                                                                  Euros
                                                    -------------------------------
                                                        Debtor           Creditor
                                                    -------------      ------------
Easy Rent a Car, S.A.                                344,881.12             --
Spansurf, S.L.                                       384,273.95             --
Coast Telemarketing, S.L.                            752,765.75             --
ABC Telemarketing, S.L.                            2,124,460.12             --
Spantel Communications Inc.                             --             7,167,628.35
Spantel Tecnica, S.L.                                 12,021.18             --
Spanpower, S.L.                                        2,851.71             --
AD Rent a car, S.A.                                   90,045.00             --
                                                  -------------        ------------
Balances with Group and associated companies       3,711,298.83        7,167,628.35
Related parties allowances                        (2,772,296.97)            --
Balances with Member of the Board                       --             2,759,239.71
                                                  -------------        ------------
                                                     939,001.86        9,926,868.06
                                                  =============        ============

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Hoja M-234.850

SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The Company transferred funds to Easy Rent a Car, S.A. and Spansurf, S.L. in order to finance their operations during the year.

All the companies included in this note, except for Spantel Communications Inc., which is the Company's major shareholder, are considered related party given the degree of control exercised by one of the Company's board members.

Funds paid in advance to Coast Telemarketing, S.L. and ABC Telemarketing, S.L. (the Agencies) correspond to commissions paid on account of consumption by customers obtained for the Company in keeping with the terms of prevailing contracts.

As explained in Note 1, the Company has decided to record bad debt provisions based on actual consumption accrued during the year by the customers contributed by each of the Agencies and the real possibilities of the Company recovering the funds paid in advance.

The detail of debit balances net of provisions at March 31, 2001 corresponding to balances with the Agencies, which are considered related parties, is as follows:

                                                      Euros
                                -----------------------------------------------
                                Debit Balances     Provisions       Net Balance
                                --------------     ----------       -----------

Coast Telemarketing, S.L.         752,765.75         (619,579.32)   133,186.43
ABC Telemarketing, S.L.         2,124,460.12       (1,768,443.70)   356,016.42
                                ------------       -------------    ----------
                                2,877,225.87       (2,388,023.02)   489,202.85
                                ============       =============    ==========

Commissions accrued by Coast Telemarketing, S.L. and ABC Telemarketing, S.L. amounting to zero euros and 18,577.28 euros, respectively, were deducted from total debtor balances.

In year 2000, the Company received approximately 7.21 million euros in funds from its major shareholder in order to finance its operations.

During the three months period ended March 31, 2001 the Company has received funds from one of the Members of the Board for approximately 2.76 million euros in order to finance its operations.

On December, 2000 in a General Shareholder's Meeting it was agreed to make a capital increase for a total amount of approximately 12.02 million euros. Part of this capital increase will be carried out by compensating loans outstanding with its major shareholder. This capital increase is expected to be realised in 2001.




                                       11
--------------------------------------------------------------------------------
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Hoja M-234.850

SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
________________________________________________________________________________




6.   UNCERTAINTIES AND RISKS

As mentioned in Notes 1 and 5, the Company has recorded bad debt provisions amounting to 4,092,476.55 euros for commissions paid on account in relation to customers contributed by Coast Telemarketing, S.L. and ABC Telemarketing, S.L. (related parties), as well as Conexworld and B&N Multiplanet (third parties).

However, based on a new system which directly assigns customer consumption without customers dialing prefixes and the new system applied for adding new customers based on signed contracts, the Company expects significant increases in consumption of current and new customers obtained through the abovementioned agencies. Under these circumstances, management believes that nearly all of the aforementioned provisions would be released as this consumption generates commissions since the consumption corresponding to commissions paid on account may be traced to the group of customers contributed by each agency, but not to individual customers. Consequently, any commission accrued by a customer associated to a specific agency would be discounted from payments on account previously given without taking into account the customer who actually generated related consumption.

Given the above, the Company is confident that the provisions recorded for this concept will be reversed in a reasonable amount of time.


7.   PUBLIC ENTITIES

The detail of payables to and receivables from public bodies is the following:

                                                                 Euros
                                                       ------------------------
                                                          Debit         Credit
                                                       ----------     ---------
Personal income tax withholdings                               --     16,721.47
Social Security                                            796.49     23,311.99
VAT                                                    739,452.00     15,546.34
                                                       ----------     ---------
                                                       740,248.49     55,579.80
                                                       ==========     =========


                                       12

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
SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
--------------------------------------------------------------------------------

The reconciliation of pre-tax results to taxable income was the following:

                                                                      Euros
                                                                   ------------
Pre-tax book loss                                                 (1,863,696.83)
Permanent differences                                              1,579,332.22
                                                                   ------------
Taxable loss for tax purposes                                       (284,364.61)
                                                                   ============

At March 31, 2000, the Company has cumulative net operating loss carryforwards of approximately 1.77 million euros for income tax purposes, which begin to expire in 2003.



8.   INCOME AND EXPENSES

The transactions carried out with related companies during the three months period ended March 31, 2001 were the following:


                                                                       Euros
                                                                   ------------
Commissions accrued                                                   89,429.22
Payments on account                                                1,519,657.00
                                                                   ------------
                                                                   1,609,086.22
                                                                   ============

In 2001 the average number of employees was the following:

                                                                      Number
                                                                     --------
General Manager                                                         1
General and Administrative personnel                                    7
Marketing and selling personnel                                        25
                                                                      ---
                                                                       33
                                                                      ===






                                       13
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Hoja M-234.850

SPANTEL 2000, S.A.
Avda. Jose Banus, s/n
Jardines del Mar, 21
29660 Marbella (Malaga)
C.I.F.: B-82344748
-------------------------------------------------------------------------------

9. GOING CONCERN

As indicated in Note 1, the Company has a shareholders' deficit and is in a situation considered cause for dissolution, under Spanish corporate law.

To restore equity, it was agreed at the Company's General Shareholders' Meeting held in December 2000, to carry out a capital increase of approximately 12.02 million euros. Part of this capital increase will be performed by the compensation of a loan with its major shareholder. This capital increase is expected to take place in 2001.

In addition, the Company is confident that customer consumption will increase significantly in 2001 and in subsequent years due to the implementation of direct access networks contracted by the Company as well as the improvement expected from the new system for adding new customers based on signed contracts.

April 20, 2001


/s/ Mohamed A. Khashoggi                        /s/ Frank Louis Palumbo
------------------------------------            -------------------------------
Mohamed A. Khashoggi                            Frank Louis Palumbo

/s/ Jose Ramon Basterra Lopez-Tapia
------------------------------------
Jose Ramon Basterra Lopez-Tapia

-------------------------------------------------------------------------------
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Hoja M-234.850

                          SPANTEL COMMUNICATIONS INC.
                                 & SUBSIDIARIES

                PRO-FORMA FINANCIAL STATEMENTS NINE MONTHS ENDED

                               SEPTEMBER 30,2001

                      (UNAUDITED - PREPARED BY MANAGEMENT)

                          SPANTEL COMMUNICATIONS INC.
                                 & SUBSIDIARIES


                                    CONTENTS


                                                                         Page(s)
                                                                         -------

Consolidated Pro-Forma Statements of Balance Sheets                         1

Consolidated Pro-Forma Statements of Operations                             2

Consolidated Pro-Forma Statements of Cash Flow                              3

                   SPANTEL COMMUNICATIONS INC. & SUBSIDIARIES
                     PRO-FORMA STATEMENTS OF BALANCE SHEET
                          (EXPRESSED IN U.S. DOLLARS)
                                  (UNAUDITED)
                  NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001



                                                                NINE MONTHS
                                                                PERIOD ENDED
                                                               SEPTEMBER, 2001
                                                               ---------------
ASSETS
     CURRENT ASSETS
          Cash and equivalents                                      747,893.00
          Related Parties receivables                             1,798,823.00
          Accounts receivables                                    1,822,322.00
          Other receivables                                         242,299.00
          Inventories                                                38,620.00
          Public entities                                           451,393.00
                                                                --------------
          TOTAL CURRENT ASSETS                                    5,101,350.00
                                                                --------------
     OTHER ASSETS
          Investments (Spaniel 2000 S.A.)                            91,362.00
          Property and Equipment                                    685,025.00
                                                                --------------
          TOTAL OTHER ASSETS                                        776,387.00
                                                                --------------
     TOTAL ASSETS                                                $5,877,737.00
                                                                ==============


LIABILITIES
     OTHER LIABILITIES
          Amounts to be related parties                          11,521,632.00
          Accounts payables                                       2,388,261.00
          Accounts payables subject to conversion offers            466,150.00
          Public entities                                            50,477.00
                                                                --------------
          TOTAL OTHER LIABILITIES                                14,426,520.00
                                                                --------------
     PROVISION FOR LIABILITIES AND CHARGES                                0.00
                                                                --------------
     EQUITY
          Common Stock                                           13,722,731.00
          Currency translation Adjustments                          113,348.00
          Prior year losses                                     (20,174,726.00)
          Loss for the year                                      (2,210,136.00)
                                                                --------------
          TOTAL EQUITY                                           (8,548,783.00)
                                                                --------------
     TOTAL LIABILITIES                                            5,877,737.00
                                                                ==============

               See accompanying notes to the financial statements

                   SPANTEL COMMUNICATIONS INC & SUBSIDIARIES
                       PRO-FORMA STATEMENTS OF OPERATIONS
                          (EXPRESSED IN U.S. DOLLARS)
                                  (UNAUDITED)
                  NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001

                                                                NINE MONTHS
                                                                PERIOD ENDED
                                                               SEPTEMBER, 2001
                                                               ---------------
INCOMES
     Net sales                                                  5,281,926.00

EXPENSES
     Cost of Sales                                              3,902,240.00
     Marketing and Selling Expenses                             2,222,686.00
     General and Administrative Expenses                          443,522.00
     Depreciation and Amortization                                177,006.00
     (Gains)/Losses on Investments                               (307,892.00)
     Other expenses/(Income)                                    1,054,500.00
                                                               -------------
Losses from continuing operations before
  Income taxes and Extraordinary items                         (2,210,136.00)
                                                               -------------
Income Taxes                                                            0.00
                                                               -------------
Losses from continuing operations before
  Extraordinary items                                          (2,210,136.00)
                                                               -------------
Extraordinary items, net of tax                                         0.00
                                                               -------------
Net Losses                                                     (2,210,136.00)
                                                               =============



               See accompanying notes to the financial statements

                   SPANTEL COMMUNICATIONS INC. & SUBSIDIARIES
                       PRO-FORMA STATEMENTS OF CASH FLOW
                          (EXPRESSED IN U.S. DOLLARS)
                                  (UNAUDITED)
                  NINE MONTHS PERIOD ENDED SEPTEMBER 30, 2001

                                                        NINE MONTHS
                                                       PERIOD ENDED
                                                      SEPTEMBER, 2001
                                                      ---------------
CASH FLOWS FROM OPERATING ACTIVITIES

     Net Income (Losses)                               (2,210,136.00)

ADJUSTMENTS TO RECONCILE NET INCOME (LOSSES)
TO CASH FLOWS FROM OPERATING ACTIVITIES

     Depreciation and Amortization                        177,006.00
     (Gain)/Losses on Investments                        (316,277.00)
                                                      --------------
                                                         (139,271.00)
                                                      --------------
CHANGES IN OPERATING ASSETS AND LIABILITIES

     Accounts Receivables & Other Assets                  721,276.00
     Accounts Payables & Other Payables                 5,235,322.00
     Inventories                                          (35,378.00)
                                                      --------------
                                                        5,921,220.00
                                                      --------------

NET CASH USED FOR OPERATING ACTIVITIES                  3,571,813.00
                                                      ==============

CASH FLOWS FROM INVESTING ACTIVITIES

     Additions to property and Equipment                 (333,460.00)
     Other Adjustments                                     23,003.00
     Additions to Investments                              (3,314.00)
                                                      --------------
NET CASH USED FOR INVESTING ACTIVITIES                   (313,771.00)
                                                      ==============

CASH FLOWS FROM FINANCING ACTIVITIES

     Funds obtained from related parties               (3,186,969.00)
                                                      --------------
NET CASH USED FOR FINANCING ACTIVITIES                 (3,186,969.00)
                                                      ==============
Net increase (decrease) in Cash and Cash
     equivalents                                           71,073.00
Cash and Cash equivalents at beginning
     of year                                              676,820.00
                                                      --------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                  747,893.00
                                                      ==============

               See accompanying notes to the financial statements

(C)  EXHIBITS.

13 Quarterly report under section 13 of the Securities Exchange Act of 1934 for the quarterly period ending September 30, 2001 for Spantel Communications Inc., formerly Receptagen Ltd.

16 Letter from BDO Dunwoody LLP, the Corporation's former auditor expressing BDO Dunwoody's concurrence with the statements made by Corporation herein regarding the change of the Corporation's auditor.

99   Certificate of Domestication in the State of Florida.

99.1 Certificate of Name Change from the State of Florida.


ITEM 8. CHANGE IN FISCAL YEAR.

The Corporation's year end will remain December 31.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RECEPTAGEN LTD.

NOVEMBER 7, 2001                   /s/ Mohamed Khashoggi
------------------------           -------------------------------
Date                               Signature of Authorized Officer

                                   Mohamed Khashoggi
                                   -------------------------------
                                   Name

                                   President and Director
                                   -------------------------------
                                   Title